*FULL PX DETS* $1.25B VALET 2013-1 (VW PRIME AUTO LOAN)

$1.25B VOLKSWAGEN AUTO LOAN ENHANCED TRUST (VALET) 2013-1

JOINT BOOKRUNNERS	: Barclays (str), RBC
CO-MANAGERS:	: DB, HSBC, JPM, RBS

CL	$SIZE- MM	WAL	M/F	P.WIN	E.FIN	L.FIN	SPREAD	YIELD	COUP	PX
A1	271.000	0.32	P-1/F1+	1-8	10/13	03/14	0.20%	0.20%	0.20%	100.00%
A2	424.000	1.15	Aaa/AAA	8-21	11/14	01/16	+5	0.376%	0.37%	99.99346%
A3	415.000	2.45	Aaa/AAA	21-40	06/16	08/17	+10	0.563%	0.56%	99.99431%
A4	140.000	3.58	Aaa/AAA	40-44	10/16	07/19	+13	0.786%	0.78%	99.98335%

TICKER:	VALET 2013-1	REGISTRATION:	SEC-REG
EXPECTED RATINGS:	MDY/FITCH
EXPECTED SETTLE:	2/27/13	PXG SPEED:	1.3% ABS TO 10% CALL
FIRST PAY:	3/20/13	ERISA ELIGIBLE:	YES
BILL & DELIVER:	BARCLAYS	MIN DENOMS:	$1K x $1K
INTEXNET:	bcgvalet_2013-1_preprice	PASSWORD:	32X9

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.